NEWS from:
STEWART INFORMATION SERVICES CORPORATION
P.O. Box 2029, Houston, Texas 77252-2029
www.stewart.com
Contact:	Ted C. Jones
Director - Investor Relations
(713) 625-8014

FOR RELEASE AT 6AM CDT

Stewart Reports Operating Results for the Second Quarter 2008

HOUSTON, July 30, 2008 - Stewart Information Services Corporation (NYSE-STC) today reported the results of its operations for the second quarter and six months ended June 30, 2008. (Dollar amounts in the table below are in millions, except per share figures.)

	Second Quarter
	2008 (a)	2007
Total revenues	$428.5	$573.4
Pretax (loss) earnings before minority interests	(41.2)	19.2
Net (loss) earnings	(26.6)	10.1
Net (loss) earnings per diluted share	(1.47)	0.55

	Six Months
	2008 (a)	2007 (b)
Total revenues	$822.7	$1,105.1
Pretax (loss) earnings before minority interests	(82.0)	14.6
Net (loss) earnings	(51.9)	5.4
Net (loss) earnings per diluted share	(2.87)	0.29

(a)
The second quarter of 2008 includes pretax charges totaling $24.2 million ($15.7 million after taxes, or $0.87 per share) relating to a reserve adjustment of $10.0 million for prior policy years, $8.2 million relating to large claims and two agency defalcations, and a software impairment charge of $6.0 million. The first three months of 2008 includes an additional charge of $4.6 million ($3.0 million after taxes, or $0.17 per share) relating to an agency defalcation.

(b)
The first six months of 2007 includes a $3.2 million gain ($2.1 million after taxes, or $0.11 per diluted share) from the sale of two subsidiaries and a charge of $7.4 million ($4.8 million after taxes, or $0.26 per diluted share) relating to large claims.

Financial Results

The continuing decline in our orders resulting from the decrease in new and existing home sales, home prices, construction and lending in the second quarter of 2008, coupled with worsening policy claims payment experience and a software impairment charge, resulted in a pretax (and before minority interests) loss of $41.2 million compared with earnings of $19.2 million in the same quarter last year. The software impairment charge of $6.0 million relates to software developed, and now abandoned, in our REI segment for one of its subsidiaries.

Revenues in the second quarter of 2008 fell to $428.5 million, a decline of 25.3 percent from the $573.4 million in the same period last year. This reduction in revenues reflects the second quarter 2008 decline in our order volume resulting from decreases in existing home sales (down 16.7 percent), new home sales (down 33.2 percent) and existing home prices (down 15.8 percent) compared with the second quarter of 2007. Our international operations remained profitable, offsetting, in part, our loss in the second quarter of 2008 for U.S. operations.

Total revenues for the first half of 2008 were $822.7 million, down 25.6 percent from the same period in 2007. Overall, the Company reported a loss of $82.0 million before taxes and minority interests in the first half of 2008 compared with a profit of $14.6 million in the same period in 2007.

“We are responding strategically to this downturn by implementing cost reductions throughout the Company. We remain committed to our long-term strategies and restructuring efforts even in this extremely difficult real estate environment,” said Malcolm S. Morris, co-chief executive officer and chairman. “We are progressing in our shared-services initiatives and have contracted several national relationships for savings in procurement. These initiatives and relationships, which range from accounting and information technology to procurement and human resources, have significant potential for process improvements and cost reductions. We are also consolidating many of our separate corporate entities to better serve our customers, streamline our administrative functions and reduce fixed costs.

“We are experiencing higher than expected payments of policy claims, which resulted in our taking a $10.0 million charge this quarter relating to prior policy years,” added Morris. “However, we are continuing to make progress in reducing our risk exposure through the review and cancellation of higher-risk title agencies and by auditing potential title agencies prior to adding them to our agency network.”

“We continue to respond to declining market conditions by aggressively reducing variable and fixed expenses,” said Stewart Morris, Jr., co-chief executive officer and president. “In the second quarter of 2008, our employee count was reduced by 350, which brings our year-to-date reduction to 810, or 9.6 percent. Our total reduction in employee count is 2,400, or 24.6 percent, since December 31, 2006. We have also closed 68 unprofitable branch and office locations since the beginning of 2008.

“In addition, we are responding to the consumer in these tough markets," said Morris. "We announced a simplification of our rate structure in California to better serve our customers. Also in this quarter, we formed a new multi-state foreclosure trustee company that will allow us to offer nationwide default services. We remain on track for site conversions of legacy production systems to our new, but proven, web-based production systems this year. A recent fire in an office where we have implemented our paperless technology reinforced our commitment to long-term investment in our web-based production system and SureClose®, our transaction management technology. Within hours of the fire, the office was up and running remotely via the internet and closings continued with no loss of service or files,” said Morris.

Stewart Information Services Corporation is a customer-driven, technology-enabled, strategically competitive, real estate information, title insurance and transaction management company. Stewart provides title insurance and related information services required for settlement by the real estate and mortgage industries throughout the United States and in international markets. Stewart also provides post-closing lender services, automated county clerk land records, property ownership mapping, geographic information systems, property information reports, document preparation, background checks and expertise in tax-deferred exchanges. More information can be found at www.stewart.com.

This press release may contain forward-looking statements, which include all statements other than statements of historical facts. Forward-looking statements are not guarantees of performance and no assurance can be given that Stewart's expectations will be achieved. In particular, historical order counts do not necessarily indicate future revenues since Stewart cannot predict the number of orders that will result in closings.

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STEWART INFORMATION SERVICES CORPORATION
STATEMENTS OF EARNINGS
(In thousands of dollars, except per share amounts)
	Three months ended		Six months ended
	June 30		June 30
	2008	2007	2008	2007
Revenues
Title insurance:
Direct operations	200,688	270,428	381,275	500,042
Agency operations	213,513	276,434	404,566	548,688
Real estate information	11,302	16,497	26,018	33,030
Investment income	7,456	9,168	15,534	18,219
Investment and other (losses) gains - net	(4,412)	902	(4,709)	5,124
	428,547	573,429	822,684	1,105,103
Expenses
Amounts retained by agencies	174,562	222,752	330,124	445,142
Employee costs	146,076	179,096	298,039	355,888
Other operating expenses	86,412	105,241	173,248	198,884
Title losses and related claims	46,595	35,117	76,316	66,976
Depreciation and amortization	8,950	10,149	18,041	20,034
Impairment of other assets	6,011	-	6,011	-
Interest	1,121	1,874	2,936	3,542
	469,727	554,229	904,715	1,090,466

(Loss) earnings before taxes and minority interests	(41,180)	19,200	(82,031)	14,637
Income tax (benefit) expense	(16,470)	5,541	(33,233)	2,921
Minority interests	1,934	3,535	3,137	6,354
Net (loss) earnings	(26,644)	10,124	(51,935)	5,362

(Loss) earnings per diluted share	(1.47)	0.55	(2.87)	0.29
Average number of diluted shares (000)	18,092	18,351	18,069	18,340

Segment information:
Title revenues	417,245	556,932	795,787	1,068,873
Title pretax (loss) earnings before minority interests	(32,763)	19,862	(74,308)	11,807

REI revenues	11,302	16,497	26,897	36,230
REI pretax (loss) earnings before minority interests	(8,417)	(662)	(7,723)	2,830

Selected financial information:
Cash (used) provided by operations	(15,862)	31,922	(47,309)	16,806
Title loss payments - net of recoveries	38,981	22,424	69,463	47,877
Changes in other comprehensive earnings - net of taxes	(7,654)	(286)	(7,496)	547

Number of title orders opened (000):
April	48.4	59.0
May	43.1	60.7
June	38.9	58.1
Quarter	130.4	177.8

Number of title orders closed (000):
Quarter	93.5	125.1

	June 30 2008	Dec 31 2007

Stockholders’ equity	696,903	754,059
Number of shares outstanding (000)	18,146	18,031
Book value per share	38.41	41.82

STEWART INFORMATION SERVICES CORPORATION
BALANCE SHEETS (condensed)
(In thousands of dollars)

	June 30	Dec 31
	2008	2007
Assets
Cash and cash equivalents	102,900	109,239
Short-term investments	57,212	79,780
Investments - statutory reserve funds	503,152	518,586
Investments - other	83,721	98,511
Receivables - premiums from agencies	37,968	48,040
Receivables - other	105,405	93,335
Allowance for uncollectible amounts	(12,352)	(11,613)
Property and equipment	86,411	96,457
Title plants	79,027	78,245
Goodwill	209,879	208,824
Intangible assets	12,986	17,157
Other assets	102,899	105,413
	1,369,208	1,441,974

Liabilities
Notes payable	116,799	108,714
Accounts payable and accrued liabilities	93,502	122,167
Estimated title losses	447,229	441,324
Minority interests	14,775	15,710
	672,305	687,915
Contingent liabilities and commitments

Stockholders' equity
Common and Class B Common Stock and additional paid-in capital	143,472	141,196
Retained earnings	545,182	597,118
Accumulated other comprehensive earnings	12,346	19,842
Treasury stock	(4,097)	(4,097)

Total stockholders' equity	696,903	754,059

	1,369,208	1,441,974

July 30, 2008